Editorial Contacts: Skye Ketonen, 650.480.4024 Eastwick Communications skyek@sbcglobal.net Anne Marie McCauley, 408.822.5359 Mercury Interactive Investor Relations annemarie@merc-int.com

MERCURY INTERACTIVE TO ACQUIRE KINTANA AND ACCELERATE BUSINESS TECHNOLOGY OPTIMIZATION

Leadership Position Expanded By Adding IT Governance Software To Mercury Interactive’s Optane™ Offerings

Sunnyvale, Calif. – June 10, 2003 – Today, Mercury Interactive Corporation, (NASDAQ: MERQ) announced it has signed a definitive agreement to acquire Kintana, Inc., a privately held company in a transaction valued at $225 million. The transaction will enhance Mercury Interactive’s position as the leading software company in the Business Technology Optimization (BTO) industry. Mercury Interactive is the market leader in application delivery and management software. Kintana is the leading provider of Information Technology (IT) governance software. Together, the combined offerings enable CIOs to:

•	Govermanage the priorities, processes, and people required to run IT as a business
•	Consistently and cost effectively deliver and manage the output of IT -- application-enabled business processes
•	Manage the dynamic relationship between IT strategy and execution

“We are taking this action to extend our leadership position in Business Technology Optimization,” said Amnon Landan, Mercury Interactive chairman, CEO and president. “Our industry is at an inflection point. The demand for IT to deliver meaningful business value has never been higher. CIOs are grappling with how to manage costs, risks, and performance against a backdrop of increased technology complexity. By adding Kintana’s capabilities to ours, for the first time, customers will have software that allows them to run IT as a business, while optimizing the business of IT.”

“Business Technology Optimization is an emerging industry category that optimizes technology and business processes in the enterprise,” said Theresa Lanowitz, research director, Gartner Inc. “IT

-more-

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governance and application delivery and management create synergy between two BTO markets. CIO’s bridging the gap in these two areas further enables the competitive position of their enterprise.”

The total transaction value is estimated at approximately $225 million, consisting of $100 million of Mercury Interactive stock and $125 million in cash. In addition, Mercury Interactive will assume all of Kintana’s outstanding unvested options. The transaction is expected to close in the third quarter of 2003 and is subject to antitrust clearance, Kintana stockholder approval and other customary closing conditions.

The executive leadership teams of both companies have established a strategic integration plan. Kintana’s 210 employees are expected to constitute a new business unit of Mercury Interactive.

Both Mercury Interactive and Kintana have experienced rapid growth as global enterprises embark on Business Technology Optimization initiatives. Kintana’s revenues for 2002 were $44.5 million.

“We are very excited to join with Mercury Interactive to expand our customers’ ability to optimize the business value of IT,” said Bryan Plug, Kintana CEO. “The strong growth of our two companies shows that CIOs want to run IT as a business, with unified software that helps them govern, deliver, and manage IT.”

Conference Call:

Mercury Interactive will host a conference call today at 8:30am EDT / 5:30am PDT to discuss the acquisition of Kintana. The call can be accessed by dialing 1-800-946-0720 within the United States or by dialing 1-719-457-2646 internationally. The passcode for the call is 415047. The live webcast and the presentation slides of the conference call can be accessed through the Investor Relations page of Mercury Interactive's website: www.mercuryinteractive.com/company/ir. If you are unable to listen to the live conference call, a replay will be available within two hours following the conclusion of the live call at 1-888-203-1112 or 1-719-457-0820 with the passcode 415047. An archive of the Webcast can be accessed at www.mercuryinteractive.com/company/ir.

About Mercury Interactive Corporation

Mercury Interactive, the global leader in Business Technology Optimization (BTO), delivers Optane, a family of products for application delivery and management that enables customers to optimize business processes and maximize business results. Customers worldwide use Mercury Interactive’s Optane to improve quality and performance, reduce costs, and align IT with business goals.

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Founded in 1989, Mercury Interactive is headquartered in Sunnyvale, California, with offices in more than 25 countries. Further information is available at www.mercuryinteractive.com or by phone at U.S. +1.408.822.5200. The company's common stock trades on the NASDAQ National Market under the symbol MERQ.

About Kintana, Inc.

Kintana created the first IT Governance Suite to address the top issues of CIOs: maximizing IT business value, optimizing IT service delivery, and reducing IT costs. Kintana software digitizes and integrates IT business processes from demand to production, enabling real-time decision-making and execution for both strategic projects and 'keep-the-lights-on' activities. Kintana is "How Business and IT Work TogetherTM." The privately held company, founded in 1995 and headquartered in Sunnyvale, California, serves 350 customers. Further information is available at www.kintana.com.

This press release contains "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury Interactive's expected financial performance, as well as Mercury Interactive’s future business prospects and product and service offerings. Mercury Interactive’s actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury Interactive and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things: 1) the effect of continued weak economic factors on the overall demand for software and services which could result in decreased revenues or lower revenue growth rates and increased uncertainty as to our expected revenues in future periods; 2) Mercury Interactive has historically received a substantial portion of its orders at the end of the quarter and if an order shortfall occurs at the end of a quarter it could negatively impact the company’s operating results for that quarter; 3) the effect of the timing of the recognition of revenue from products sold under subscription and term licenses; 4) the dependence of Mercury Interactive's financial growth on the continued success and acceptance of its existing and new software products and services, and the success of its Business Technology Optimization (BTO) strategy; 5) uncertainties related to the closing of the Kintana transaction and the integration of Kintana’s products and services, employees and operations; 6) the impairment of the value of investments in non-consolidated companies; 7) the ability to increase sales through our indirect channels as well as international sales; 8) intense competition for Mercury Interactive's products and services; and 9) the additional risks and important

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factors described in Mercury Interactive's SEC reports, including the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2002 and the Mercury Interactive Quarterly Report on Form 10-Q for the three month period ended March 31, 2003, which are available at the SEC’s website at www.sec.gov. All of the information in this press release is as of June 10, 2003, and Mercury Interactive undertakes no duty to update this information.

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Optane and Mercury Interactive are trademarks or registered trademarks of Mercury Interactive Corporation or its subsidiaries in the United States and select foreign countries. Kintana is a trademark or a registered trademark of Kintana, Inc. in the United States and select foreign countries.

Mercury Interactive Corporation 1325 Borregas Avenue, Sunnyvale, CA 94089 Tel: (408) 822-5200 Fax: (408) 822-5300 www.mercuryinteractive.com	Kintana, Inc. 1314 Chesapeake Terrace, Sunnyvale, CA 94089 www.kintana.com